Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-170507, 333-196825 and 333-213869) and Form S-3 (No. 333-258665) of ServisFirst Bancshares, Inc. of our report dated April 29, 2022, with respect to the financial statements and supplemental schedule of ServisFirst Bancshares, Inc. 401(k) Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

April 29, 2022